As filed with the Securities and Exchange Commission on May 1, 2002
                               File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ALPHA VIRTUAL, INC.

             (Exact name of Registrant as specified in its Charter)



           DELAWARE                                        95-2577731
-------------------------------                       --------------------
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                             10345 Olympic Boulevard
                          Los Angeles, California 90064
                    (Address of principal executive offices)

                             1999 STOCK OPTION PLAN
                 AMENDED STOCK COMPENSATION PLAN FOR CONSULTANTS
                            (Full Title of the Plan)

                       Dan Mapes, Chief Executive Officer
                               ALPHA VIRTUAL, INC.
                             10345 Olympic Boulevard
                          Los Angeles, California 90064
                            Telephone (310) 432-6200
            (Name, address and telephone number of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                 Proposed      Proposed
Title of                         Maximum       Maximum
Securities                       Offering      Aggregate     Amount of
to be           Amount to be     Price Per     Offering      Registration
Registered      Registered       Share         Price         Fee
-------------------------------------------------------------------------------
Common Stock    5,500,000        $0.15 (2)     $825,000      $75.90
                shares(1)
-------------------------------------------------------------------------------

(1) This  Registration  Statement  also  covers  such  indeterminable  number of
    additional  shares  as  may  become   deliverable  as  a  result  of  future
    adjustments in accordance with the terms of the plans.

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

(2) The offering price is calculated in accordance with Rule 457(h)(l) based on the average of the bid and asked prices of the Common Stock on the OTC Bulletin Board on April 29, 2002.

                                     PART I

ITEM 1.  Plan Information

(a)  General Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the"1933 Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

(b)  Securities to be Offered

The Company hereby registers 2,500,000 shares of the Company's Common Stock in connection with two amendments to the Company's 1999 Stock Option Plan (the "Plan"). The first amendment was approved by the Company's stockholders at the Company's Annual Meeting of Stockholders on September 15, 2000, and increased the number of Common Stock available for grants under the Plan from 500,000 to 1,000,000 shares. The second amendment was approved by the Company's
Stockholders at the Company's Annual Meeting of Stockholders on October 10, 2001, and increased the number of shares of Common Stock available for grants under the Plan from 1,000,000 to 3,000,000 shares.

In addition, the Company hereby registers 3,000,000 shares of the Company's Common Stock in connection with an amendment to the Company's Stock Compensation Plan for Consultants (the "Consultants' Plan") approved by the Company's Board of Directors on March 26, 2002, increasing the Consultants' Plan to 3,300,000 shares from 300,000 shares.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANUUAL INFORMATION

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The Company previously registered under the 1933 Act an aggregate of 500,000 shares and 300,000 shares of Common Stock offered pursuant to the Plan and Consultants' Plan, respectively, pursuant to registration statements on Form S-8 (the "Previous Registration") filed with the SEC on March 9, 2000 and October 15, 1999. The Previous Registrations are incorporated in this Registration Statement by reference.

In addition the following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

(a)  The  Company's  Annual  Report on Form  10-KSB for the year ended March 31,
     2001;

(b) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001;

(c) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001;

(d) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 2001;

(e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on August 2, 1983 and in any amendment or report filed for the purpose of amending such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of the Company. The Company's Bylaws and Indemnification Agreements between the Company and certain of its officers and directors require the Company to indemnify such persons to the fullest extent permitted by law. In addition, the Company's Certificate of Incorporation provides that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty subject to certain exceptions as provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS


        4.3 Perceptronics, Inc. 1999 Stock Option Plan (incorporated by reference to the Registrant's definitive Proxy Statement filed with the SEC on July 29, 1999).

        4.4   Perceptronics,  Inc.  1999  Stock  Option  Plan  for  Non-Employee
              Directors   (incorporated   by  reference   to  the   Registrant's
              definitive Proxy Settlement filed with the SEC on July 29, 1999).

        4.5   Amended Stock Compensation Plan for Consultants.

        5.1   Opinion of William B. Barnett, Attorney at Law.

        23.1  Consent of Beckman Kirkland & Whitney.

        23.2  Consent of William B.  Barnett,  Attorney  at Law -  Contained  in
              Exhibit 5.1.

        24.1  Power of Attorney, contained at page 4 hereof.



ITEM 9.  UNDERTAKINGS

The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") no post-effective amendment hereto shall be required; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on April 29, 2002.

                               ALPHA VIRTUAL, INC.





                                        By: /s/ Dan Mapes
                                            ------------------------
                                            Dan Mapes
                                            Chief Executive Officer



                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints Dan Mapes and Richard Moskowitz or either of them, acting singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.





SIGNATURE                        TITLE                          DATE

/S/ Dan Mapes                    Chief Executive Officer        April 29, 2002
------------------------         (Principal Executive
Dan Mapes                        Officer and Director)


/S/ Dr. Amos Freedy              Director                       April 29, 2002
------------------------
Dr. Amos Freedy


/S/ Richard Moskowitz            Chairman of the Board          April 29, 2002
------------------------
Richard Moskowitz


/S/ Barry Didato                 Director                       April 29, 2002
------------------------
Barry Didato


/S/ Mohsen Hashemi               Director                       April 29, 2002
------------------------
Mohsen Hashemi

                                  EXHIBIT INDEX




        4.3 Perceptronics, Inc. 1999 Stock Option Plan (incorporated by reference to the Registrant's definitive Proxy Statement filed with the SEC on July 29, 1999.*

        4.4   Perceptronics,  Inc.  1999  Stock  Option  Plan  for  Non-Employee
              Directors (incorporated by reference to the Registrant's definitive Proxy Settlement filed with the SEC on July 29, 1999).*

        4.5   Amended Stock Compensation Plan for Consultants.

        5.1   Opinion of William B. Barnett, Attorney at Law.

        23.1  Consent of Beckman Kirkland &Whitney.

        23.2  Consent of William B.  Barnett,  Attorney  at Law -  Contained  in
              Exhibit 5.1.

        24.1  Power of Attorney, contained at page 4 hereof.
































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